Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

SINTX Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock par value $0.01 per share	Other	1,171,189	$3.20	(2)	$3,747,805	0.0001531	$574
Fees to Be Paid	Equity	Common Stock issuable upon exercise of the Pre-Funded Warrants	Other	278,098	$3.20	(2)	$889,914	0.0001531	$137
Fees to Be Paid	Equity	Common Stock issuable upon exercise of the Common Warrants	Other	1,449,287	$3.32	(3)	$4,811,633	0.0001531	$737
Fees to Be Paid	Equity	Common Stock issuable upon exercise of Placement Agent Warrants	Other		$4.3125	(3)	$468,756	0.0001531	$72

	Total Offering Amounts						$9,918,108		$1,520

	Total Fees Previously Paid						—	—	—

	Total Fee Offsets						—	—	—

	Net Fee Due								$1,520

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 17, 2025, as reported on the Nasdaq Capital Market.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) of the Securities Act. The proposed maximum offering price per share are calculated based on the exercise price of the Common Warrant and Placement Agent Warrant.